                                                                                       Exhibit 11.1
Cross/Z International, Inc.
Computation of pro forma net loss per common share
--------------------------------------------------------------------------------
                                                                                Number of
                                                                                Common and                           Weighted
                                                                            Common Equivalent          Days           Average
Year ended December 31, 1996                                                      Shares           Outstanding        Shares
----------------------------------------                                    ------------------  ------------------  ------------

Common stock outstanding at January 1, 1996                                     1,583,280               365           1,583,280

     Stock options exercised:                                                      15,625               358              15,325
                                                                                   59,350               309              50,244
                                                                                -----------
                                                                                1,658,255

Issuance and assumed conversion of series A preferred stock, net of                78,353                53              11,377
  conversions to Series C and as adjusted for anti-dilution                        71,172               159              31,004
                                                                                   80,206                26               5,713
                                                                                   81,843                81              18,162
                                                                                   82,111                46              10,348
                                                                                                -----------         -----------
                                                                                                        365              76,605

Issuance and assumed conversion of series B preferred stock, net of                58,203                53               8,451
  conversions to Series C and as adjusted for anti-dilution                        42,050               159              18,318
                                                                                   54,259                26               3,865
                                                                                   56,885                81              12,624
                                                                                   56,918                46               7,173
                                                                                                -----------         -----------
                                                                                                        365              50,431

Issuance and assumed conversion of series C preferred stock including             423,331                52              60,310
  conversions from series A and series B and as adjusted for anti-dilution        517,011               313             443,355
                                                                                                -----------         -----------
                                                                                                        365             503,665

Issuance and assumed conversion of series D peferred stock                      2,385,691               237           1,549,065
Accretion of series D dividends                                                   131,488               118              42,509
                                                                              -----------       -----------         -----------
                                                                                2,517,180                             1,591,574

Cheap stock consideration for common stock, stock options and warrants
  issued during 1996                                                            1,108,181               365           1,108,181

                                                                                                                    -----------
Pro forma weighted average shares used in per share computation                                                       4,979,306
                                                                                                                    ===========

Net loss for the year ended December 31, 1996                                                                       $(4,917,935)

Pro forma net loss per common share                                                                                 $      (.99)
                                                                                                                    ===========


                                                                                Number of
                                                                                Common and                              Weighted
                                                                            Common Equivalent           Days             Average
Six months ended June 30, 1997                                                    Shares           Outstanding           Shares
----------------------------------------                                    ------------------  ------------------    ------------

Common stock outstanding at January 1, 1997                                      1,727,179               180           1,727,179

Issuance and assumed conversion of series A preferred stock,                        65,167                90              32,584
    adjusted for anti-dilution                                                      82,100                90              41,050

                                                                                                 -----------         -----------
                                                                                                         180              73,634

Issuance and assumed conversion of series B preferred stock                         35,475                90              17,738
  adjusted for anti-dilution                                                        57,285                90              28,643

                                                                                                 -----------         -----------
                                                                                                         180              46,380

Issuance and assumed conversion of series C preferred stock                        517,011               180             517,011
  adjusted for anti-dilution


Issuance and assumed conversion of series D preferred stock                      2,517,180               180           2,517,180
Accretion of series D dividends                                                    118,284                90              59,142
                                                                               -----------                           -----------
                                                                                 2,635,463                             2,576,321

Cheap stock consideration for common stock, stock optons and warrants
  issued during the six months ended June 30, 1997                               1,108,181               180           1,108,181

                                                                                                                     -----------
Pro forma weighted average shares used in per share computation                                                        6,048,706
                                                                                                                     ===========
Net loss for the six months ended June 30, 1997                                                                      $(3,506,881)

Pro form net loss per common share                                                                                   $     (0.58)
                                                                                                                     ===========